Exhibit 10.1

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made as of April 6, 2012 (the “Effective Date”) between Richard S. Cohen, as Trustee under the provisions of the Trust Agreement dated October 30, 1997 for the Richard S. Cohen Revocable Trust, and Jenny W. Williams, as Trustee under the provisions of the Trust Agreement dated October 30, 1997 for the Jenny W. Williams Revocable Trust, (collectively, “Seller”) and CytoDyn Inc., a Colorado corporation (“Buyer”).

BACKGROUND:

Seller is the fee simple owner of that certain parcel of that certain tract or parcel of land situated in Hillsborough County, Florida, more particularly described in Exhibit “A” attached hereto and made a part hereof, together with all and singular the rights and appurtenances pertaining to such property, including any right, title and interest of Seller in and to adjacent streets, alleys or rights-of-way (collectively the “Land”) together with: (i) the structures, fixtures and other improvements on the Land (the “Improvements”); (ii) all of Seller’s right, title and interest in and to that certain tangible personal property situated upon the Land or within the Improvements (the “Personal Property”); (iii) all of Seller’s right, title and interest in all leases under which any portion of the Land or Improvements is used or occupied by anyone other than Seller (the “Leases”); and (iv) all of Seller’s right, title and interest in and to all assignable contracts and agreements relating to the upkeep, repair, maintenance or operation of the Land, Improvements or Personal Property that will extend beyond the date of Closing and that are expressly assumed by Buyer, and all permits, guarantees or warranties and all other similar contractual rights pertaining to the Land, Improvements or Personal Property (the “Service Contracts”). Collectively, the Land, Improvements, Personal Property, Leases and Service Contracts are known herein as the “Property”. Seller desires to sell the Property to Buyer, and Buyer desires to purchase the Property from Seller, on the terms and conditions set forth below.

OPERATIVE PROVISIONS

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer hereby agree as follows:

1. Agreement to Sell and Purchase. Seller agrees to sell the Property to Buyer, and Buyer agrees to purchase the Property from Seller, on the terms and conditions hereinafter set forth.

2. Purchase Price and Terms. The purchase price for the Property (the “Purchase Price”) will be One Million Seven Hundred Thousand and 00/100 Dollars ($1,700,000.00). The Purchase Price is payable as follows:

2.1 Earnest Money Deposit. Promptly following the Effective Date, but after Buyer obtains Board Approval (as defined in Section 9.2 herein), Buyer will deposit with First American Title Insurance Company (“Escrow Agent” or the “Title Company”) a cash deposit in the amount of Twenty Thousand and 00/100 Dollars ($20,000.00) (the “Deposit”). The Deposit is fully refundable if: (i) Buyer terminates this Agreement during the Inspection Period or fails to deliver the Acceptance Notice; (ii) following the Inspection Period, in the event of a Seller’s Default; or (iii) as otherwise provided in this Agreement. Escrow Agent shall invest the Deposit in an interest-bearing account. All accrued interest is a part of the Deposit.

2.2 Seller Financing. At Closing, Buyer will provide to Seller a purchase money promissory note in the amount of One Million, Four Hundred Fifty Thousand and 00/100 Dollars ($1,450,000.00) (the “Note”). A purchase money first mortgage on the Property (the “Mortgage”) will secure the Note.

2.3 Cash at Closing. At the Closing, Buyer will pay the balance of the Purchase Price by wire transfer of funds.

3. Investigation of Property.

3.1 Delivery of Documents. Seller has delivered to Buyer all engineering plans, drawings, surveys, site plans, soil reports, environmental studies, title information, leases, services agreements, and all other documents or information in Seller’s possession or under Seller’s control, if any, relating to the Property (“Due Diligence Material”).

3.2 Inspection of Property. Buyer and its agents and representatives have the right to enter onto the Land and Improvements prior to the Closing for purposes of conducting surveys, soil tests, market studies, engineering tests and such other tests, investigations, studies, and inspections as Buyer deems necessary or desirable to evaluate the Property, provided that: (i) all such tests, investigations, studies, and inspections are conducted at Buyer’s sole expense; (ii) Buyer shall coordinate any entries onto the Property with the existing Tenant occupying the warehouse portion of the Property; and (iii) Buyer indemnifies and holds Seller harmless from and against any losses, liabilities, costs, or expenses (including reasonable attorneys’ fees) arising out of damage to the Property or personal injury resulting from Buyer’s or its agents’ or representatives’ negligence in connection with the activities contemplated in this Section 3.2.

3.3 Inspection Period. Buyer’s obligations under this Agreement are subject to and conditioned upon Buyer’s investigation and study of the Property and satisfaction with all aspects thereof deemed relevant by Buyer in its sole and absolute discretion. Buyer has until April 20, 2012 (the “Inspection Period”) in which to make such investigations and studies with respect to the Property as Buyer deems appropriate. If Buyer deems, in its sole and absolute discretion, to continue with the transaction, Buyer will provide Seller with a notice of acceptance (the “Acceptance Notice”).

3.4 Survey; Due Diligence; Environmental; Inspection. At its option, Buyer may obtain a survey of the Land and Improvements prepared by a duly licensed land surveyor and/or engineer, which will be certified to Buyer and Escrow Agent (the “Survey”). The parties acknowledge and agree that should Buyer elect to not obtain a current survey of the Property, then the standard survey title exception will not be deleted from the final owner’s title insurance policy or the lender’s policy.

4. Title.

4.1 Condition at Closing. At the Closing, Seller will convey fee simple title to the Land and Improvements, marketable and good of record and in fact, and insurable as such by the Title Company at regular rates, on a Florida ALTA Form B Owner’s Policy, free and clear of any and all liens, defects, encumbrances, leases, easements, covenants, restrictions, or other matters whatsoever, whether recorded or unrecorded, except for: (i) the lien of real estate taxes or assessments not yet due and payable; and (ii) Title Objections approved by Buyer pursuant to Section 4.2 hereof.

4.2 Title Objections. Seller has caused to be delivered to Buyer a title insurance commitment issued by the Title Company (the “Title Commitment”) at the sole cost of Seller. If Buyer determines that any matter or matters shown on the Survey or the Title Commitment are unacceptable, Buyer has until the fifth (5th) calendar day after the Effective Date, to give notice to Seller of such objections which Buyer may have to the Title Commitment and the Survey (the “Title Objections”). If Buyer fails to give any notice of Title Objections to Seller by such date, Buyer is deemed to waive this right to object to any title exceptions or defects in the Title Commitment or the Survey. Buyer has the continuing right to raise Title Objections should any new exceptions appear when Seller updates the Title Commitment prior to Closing. Within five (5) days after receipt of the Title Objections, Seller shall notify Buyer either that: (i) Seller will correct such Title Objections; or (ii) Seller will not correct such Title Objections. In the event that Seller elects to correct such Title Objections, Seller shall correct such Title Objections at or prior to the Closing. In the event that Seller elects not to correct such Title Objections, Buyer will have the right, in its sole discretion, to either: (i) accept title “as is”; or (ii) terminate this Agreement, in which event the Deposit will be promptly returned to Buyer and the parties hereto will be released from any further liabilities or obligations hereunder. Notwithstanding the provisions of this Section 4.2 and regardless of whether included in the Title Objections, Seller shall, at Seller’s sole expense, release at or prior to the Closing all liens and encumbrances securing the payment of money.

5. Obligations Pending Closing. Between the Effective Date and the Closing or earlier termination of this Agreement:

5.1 Title to Property. Seller shall not sell, assign, rent, lease, convey (absolutely or as security), grant a security interest in, or otherwise dispose of, encumber, or cause or permit any change in the status of title to the Property (except as may be necessary to cure Title Objections).

5.2 Condition of Property. Seller shall not cause or permit any adverse change in the condition of the Property, reasonable wear and tear excepted.

5.3 Condemnation or Destruction. Seller will promptly notify Buyer in the event:

5.3.1 any governmental agency should notify Seller, or if Seller should become aware, of: (a) any permanent or temporary actual or threatened taking of all or any portion of the Property, (b) any permanent or temporary actual or threatened taking of or impact to legal access to the Property, or (c) any permanent or temporary actual or threatened taking of any other interest in the Property, or

5.3.2 any material portion of the Property is damaged or destroyed.

Buyer will thereupon be entitled, at its sole option: (i) to proceed to the Closing with no reduction in the Purchase Price, in which event any and all proceeds of such taking, or insurance proceeds from any such damage or destruction, will be delivered to or assigned to Buyer at the Closing; or (ii) to terminate this Agreement, in which event the Deposit will be promptly returned to Buyer and all parties are relieved from any further liabilities or obligations hereunder.

6. Conditions to Closing. In addition to all other conditions set forth herein, the obligation of Buyer to consummate the transaction contemplated herein is subject to the satisfaction, at or prior to the Closing, of the following conditions, any of which may be waived, in whole or in part, in writing by Buyer at or prior to the Closing. If any of the following conditions have not been satisfied (or otherwise waived by Buyer) at or prior to Closing, in addition to Buyer’s other rights and remedies, Buyer may elect by notice to Seller to terminate this Agreement, in which event the Deposit and any accrued interest thereon will be returned to Buyer:

6.1 Representations and Warranties. The representations and warranties of Seller set forth herein shall be true and correct in all material respects as of the Effective Date and the Closing;

6.2 Performance of Obligations. As of the Closing, Seller has performed and complied with all of the covenants and conditions required to be performed by it under this Agreement, and all deliveries to be made by Seller at Closing have been tendered; and

6.3 Title. Title to the Property is in the condition required by Section 4 hereof.

7. Closing.

7.1 Time and Place. The closing of the transaction contemplated under this Agreement (the “Closing”) will be held on the earlier of: (1) April 26, 2012; and (2) an earlier date as mutually agreed to between the parties. The Closing will be held at the offices of Seller’s counsel. The parties may elect, to the extent reasonably practical, to conduct the Closing as a “mail away” closing, without the need for personal appearance of either party at the Closing.

7.2 Deliveries by Seller. At the Closing, Seller will:

7.2.1 Execute, acknowledge, and deliver a general warranty deed conveying to Buyer good, indefeasible, and marketable fee simple title to the Property (the “Deed”);

7.2.2 Execute, acknowledge and deliver a bill of sale conveying the Personal Property (the “Bill of Sale”);

7.2.3 Execute, acknowledge and deliver to Buyer an assignment of the Leases (the “Assignment of Leases”);

7.2.4 Execute, acknowledge and deliver to Buyer an assignment of all of the Service Contracts which Buyer has elected to assume, (the “Assignment of Contracts”);

7.2.5 Deliver originals of all Leases and Service Contracts and originals (to the extent available) of all documents copies of which were included in the Due Diligence Materials.

7.2.6 Execute and deliver to Buyer a notice to tenants regarding the conveyance of the Property.

7.2.7 Deliver to Buyer an estoppel certificate from each tenant in substantially the form required under each lease.

7.2.8 Execute, acknowledge, and deliver a certificate stating that the representations and warranties of Seller set forth herein are true and correct as of the Closing;

7.2.9 Execute, acknowledge, and deliver a Non-Foreign Affidavit as required under Section 8.2 hereof;

7.2.10 Execute, acknowledge, and deliver a customary title insurance affidavit sufficient to cause the issuance of the owner’s title insurance policy without the standard pre-printed exceptions; and

7.2.11 Execute, acknowledge (as appropriate), and deliver a closing statement and such additional documents as may be necessary or customary to consummate the transactions contemplated herein.

7.3 Deliveries by Buyer. At the Closing, Buyer will:

7.3.1 Execute, acknowledge and deliver the Note and Mortgage required by Section 2 hereof;

7.3.2 Execute, acknowledge and deliver the Assignment of Leases (and Assignment of Contracts) executed by Buyer; and

7.3.3 Execute, acknowledge (as appropriate), and deliver a closing statement and such additional documents as may be necessary or customary to consummate the transactions contemplated herein.

7.4 Closing Adjustments. Real estate taxes and, if applicable, rents, water and sewer charges, and fuel, gas, electricity, telephone and other utility charges, will be prorated and adjusted to the date of the Closing. If the amount of the current year’s taxes has not been established by the taxing authorities as of the Closing, taxes will be prorated based on an estimate in accordance with the most recent certificate of taxes issued by the taxing authorities. If taxes are prorated based on an estimate at the Closing, then Buyer and Seller agree to readjust such proration at the request of either party upon the establishment of the actual amount. Any special assessments imposed by any governmental agency or authority which are noticed and existing as of the date hereof shall be satisfied by Seller at or prior to the Closing hereunder.

Buyer will be credited with (i) the amount of (A) all rents and (B) all expense contributions, real estate tax contributions, sales tax payments and other payments and reimbursements from tenants (“Tenant Contributions”) received by Seller and attributable to any month commencing after the date of Closing, (ii) all unapplied refundable cash security deposits held by Seller and which were made by tenants under all leases in effect as of the date of Closing, and (iii) all prepaid security deposits for Leases whose terms have not commenced as of the date of

Closing. All rents and Tenant Contributions for the month of Closing will be prorated between Buyer and Seller based upon their respective days of ownership for such month in which the Closing occurs. Neither Buyer nor Seller will receive credit at Closing for any payments of rental obligations or Tenant Contributions due but not paid as of the Proration Date. Seller will be responsible for and pay for all “Leasing Costs” which include: (a) the cost of all tenant improvements, (b) all leasing commissions, (c) all space planning costs, and (d) all legal costs, that are due and payable as a result of all Leases in effect as of the date of Closing.

7.5 Closing Costs. Seller will pay any applicable transfer and documentary stamp taxes on the deed, the search/examination fee and the premium for the owner’s policy of title insurance to be issued to Buyer with respect to the Property, recordation expenses for any instruments necessary to cure Title Objections, one-half of any escrow fees, Seller’s attorneys’ fees, and Seller’s attorneys’ fees. Buyer will pay all costs incurred in connection with the Seller Financing including, without limitation, documentary stamp tax, intangible tax, and recording fees, one-half of any escrow fees, the cost to record the deed, the lenders title policy and Buyer’s attorneys’ fees.

7.6 Possession. Seller will give sole and exclusive possession and occupancy of the Property to Buyer at the Closing subject to the existing tenant’s rights under the Leases.

8. Representations, Warranties, and Covenants of Seller. Seller represents, warrants, and covenants to Buyer as follows, all of which representations and warranties are, to the best of Seller’s knowledge where applicable, true and correct as of the Effective Date and will be true and correct as of the Closing hereunder:

8.1 Seller: (i) has full power and authority to sell the Property to Buyer without the consent of any other person or entity; (ii) has authorized the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby; and (iii) is the sole legal and equitable owner of record and in fact of good and marketable fee simple title to the Property;

8.2 Seller is not a “foreign person” as that term is defined in Section 1445 of the Internal Revenue Code, and Seller shall execute an affidavit to such effect in the form to be provided by Buyer, failing which Buyer may proceed with the withholding provisions as provided by applicable law. Seller indemnifies Buyer and its agents against any liability or cost, including reasonable attorneys’ fees, in the event that this representation or the affidavit provided by Seller at the Closing is false;

8.3 There is not any pending or threatened litigation, proceeding, or investigation relating to the Property (including without limitation, the land use and zoning classification thereof) or Seller’s title thereto (including, without limitation, any eminent domain or condemnation proceedings), nor does Seller have reasonable grounds to know of any basis for such litigation, proceedings, or investigations;

8.4 There exists no violation of any law, regulation, orders, or requirements issued by any governmental agency or authority, or action in any court on account thereof, against or affecting the Property;

8.5 There are no “hazardous materials,” as hereinafter defined, located in, on, or under the Land. Seller is not a generator of any such hazardous materials and has conducted its activities on and from the Land in full compliance with all hazardous waste emission, reporting, and removal requirements imposed by applicable law. There are not now, nor has there ever been, any underground or aboveground storage tanks located at or within the Land. For purposes hereof, “hazardous materials” means any substance, material, waste, gas, or particulate matter which is regulated by any local governmental authority, the State of Florida, or the United States Government, including, without limitation, any material or substance which is: (a) defined as a “contaminant,” “pollutant,” “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste,” or “restricted hazardous waste” under any provision of Florida law; (b) petroleum products; (c) asbestos; (d) polychlorinated biphenyl; (e) radioactive material; (f) designated as a “hazardous substance” pursuant to Section 311 of the Clean Water Act, 33 U.S.C. §1251 et seq. (33 U.S.C. §1317); (g) defined as a “hazardous waste” pursuant to Section 1004 of the Resource Conservation & Recovery Act, 42 U.S.C. §6901 et seq. (42 U.S.C. §6903); or (h) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §9601 et seq. (42 U.S.C. §9601);

8.6 The sale of the Property pursuant to this Agreement will not violate any law, ordinance, or governmental regulation;

8.7 There are no changes contemplated in any applicable laws, ordinances, or regulations, any judicial or administrative action, proceeding, or investigation, any action by owners of land adjoining the Land, or natural or artificial conditions upon the Land, which would restrict or prohibit Buyer’s use of the Land;

8.8 There are no leases (other than the Leases), options, rights of first refusal, service contracts, management agreements, or other agreements (other than the Service Contracts) or instruments in force or effect that grant to any person or entity any right, title, interest, or benefit in or to all or any part of the Property or which will be binding on the Property or Buyer after the Closing, nor are there any parties in possession of any portion of the Property as lessees, tenants at sufferance, or trespassers;

8.9 Seller has delivered a true, correct and complete copy of the Leases and the Service Contracts. Except as expressly otherwise set forth in this Agreement:

8.9.1 Each lease is in full force and effect;

8.9.2 Seller has not received a notice of default or intention to vacate under, or to terminate, any lease and no action or proceeding instituted against Seller by any tenant is currently pending in any court;

8.9.3 No tenant is in default under any lease;

8.9.4 There are no other agreements, oral or written, with any tenant except as is set forth in the Leases including, without limitation, any agreements related to purchase options, extensions, expansions, rental concessions, credits, or renewals which in any manner modifies or affects the Leases or for which Buyer or anyone claiming by, through or under Buyer will be liable or for which the Property will be bound on or after the Closing; and

8.9.5 No tenant has a right of first refusal or option to purchase any portion or all of the Property.

8.10 No written notice has been given to Seller by any holder of any mortgage or deed of trust on the Property, by any insurance company which has issued a policy with respect to any of the Property, or by any board of fire underwriters (or other body exercising similar functions), any of which notices claim any defect or deficiency or request the performance of any repairs, alterations or other work to the Property.

8.11 All documents and other information provided by Seller to Buyer pursuant to this Agreement will be true and complete in all material respects;

8.12 No representation, warranty, or covenant by Seller in this Agreement contains or will contain any untrue statement of material fact, or omits or will omit to state a material fact necessary to make the statements therein not misleading; and

8.13 The person executing this Agreement on behalf of Seller represents and warrants that he or she has full power and authority to execute the same on behalf of Seller.

9. Representations and Warranties of Buyer. Buyer represents and warrants to Seller as follows, all of which representations and warranties are true and correct as of the Effective Date and shall be true and correct as of the Closing:

9.1 Buyer is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Colorado and authorized to transact business in the State of Florida.

9.2 Buyer will, within ten (10) days of the Effective Date hereof, obtain approval of Buyer’s Board of Directors to this Agreement and the transactions contemplated hereunder (“Board Approval”). If Buyer is unable to obtain Board Approval within such ten (10) days, Buyer will notify Seller in writing, and this Agreement will terminate. If Buyer obtains Board Approval, Buyer will have full power and authority to purchase the Property from Seller without the consent of any person or entity; and Buyer will have authorized the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby.

9.3 The person executing this Agreement on behalf of Buyer represents and warrants that he or she is an officer of Buyer, has been duly authorized by Buyer to execute this Agreement, and has full power and authority to execute the same on behalf of Buyer.

10. Default.

10.1 If Buyer fails to complete settlement as herein provided, the entire Deposit will be paid to Seller as liquidated damages, and the parties hereto will be relieved from any further liabilities or obligations hereunder. Seller’s right to receive the Deposit is Seller’s sole and exclusive remedy hereunder for a default by Buyer, the parties hereto acknowledging that it is impossible to estimate more precisely the damages that Seller may suffer upon Buyer’s default. Seller’s retention of the Deposit as provided herein is intended not as a penalty but as full liquidated damages, and Seller hereby waives and releases any right to (and covenants that it will not) sue Buyer: (i) for specific performance of this Agreement; or (ii) to recover actual damages in excess of the Deposit.

10.2 If Seller fails to complete settlement as herein provided, or if Seller otherwise breaches in any manner the conditions of this Agreement (“Seller’s Default”), Buyer, in addition to the right to terminate this Agreement and obtain a refund of the Deposit, has the right to undertake any and all legal and equitable actions, including, without limitation, a suit for specific performance.

11. Brokers. Seller and Buyer each represents and warrants to the other that there are no real estate agents, brokers, finders, or other persons or entities entitled to a commission or similar fee in connection with the transaction contemplated herein except Ciminelli Real Estate Services of Florida, LLC (“Broker”) representing Seller. Seller will pay any brokerage commission to Broker pursuant to a separate agreement. In the event any claims arise for real estate brokerage commissions, fees, or other compensation in connection with the transaction contemplated herein, the party causing such claims, or through whom such claims are made, shall indemnify and hold the other party hereto harmless for any loss or damage which such other party suffers as a result thereof. The foregoing indemnification survives the Closing or earlier termination of this Agreement.

12. Notices. Any notice required or permitted to be given hereunder will be in writing and will be hand-delivered, delivered by overnight courier, sent by facsimile transmission, or mailed by certified or registered mail, postage prepaid, return receipt requested, to the parties hereto at their respective addresses below (and marked to a particular individual’s attention if so indicated), or at such other addresses of which either party notifies the other party in accordance with the provisions hereof, and is deemed given as of the time of such mailing, facsimile transmission, or delivery, as applicable, but time period in which a response to any notice must be given or any action taken with respect thereto begins to run at the time of receipt of such notice.

Buyer:

CytoDyn Inc.

110 Crenshaw Lake Road

Lutz, Florida 33548

Attention: Kenneth J. Van Ness, President and CEO

Phone: 813-382-4004

Fax: 813-527-6970

With a copy to:

Holland & Knight LLP

100 North Tampa Street, Suite 4100

Tampa, Florida 33602

Attention: Lisa G. Gilleland, Esq.

Phone: 813-227-6593

Fax: 813-229-0134

Seller:

P.O. Box 607772

Orlando, Florida 32808

Attention: Richard S. Cohen

Phone: (407) 578-8233

Fax: (407) 578-6266

With a copy to:

OSWALD & OSWALD, P.L.

222 S. Westmonte Drive, Suite 210

Altamonte Springs, Florida 32714

Attention: Mr. Doug Oswald

Phone: 407-647-3738

Fax: 407-647-6283

Escrow Agent:

First American Title Insurance Company

2233 Lee Rd., Suite 101

Winter Park, FL 32789-1883

Attention: Helen Hardwick

Phone: (407) 691-5325

Fax: (407) 691-5315

13. Binding Effect and Assignment. Seller and Buyer agree that the terms and conditions of this Agreement are binding upon, and inure to the benefit of, their respective heirs, legal representatives and assigns.

14. Escrow Agent. The parties will execute an escrow agreement with Escrow Agent, in a commercially reasonable form provided by Escrow Agent.

15. Miscellaneous. This Agreement contains the entire understanding between the parties with respect to the Property and is intended to be an integration of all prior or contemporaneous agreements, conditions or undertakings between the parties; there are no promises, agreements, conditions, undertakings, warranties or representations, oral or written, express or implied, between and among the parties with respect to the Property other than as set forth herein. No change or modification of this Agreement is valid unless the same is in writing and signed by Seller and Buyer. No purported or alleged waiver of any of the provisions of this Agreement is valid or effective unless in writing signed by the party against whom it is sought to be enforced. It is agreed that time is of the essence in the performance of the terms of this Agreement. This Agreement may be executed in any number of counterparts, each of which is deemed an original and all of which counterparts taken together constitute one agreement. To facilitate execution and delivery of this Agreement, the parties (and other signatories hereto) may exchange counterparts of the executed signature pages hereof by facsimile transmission. The signature of any party to any counterpart may be appended to any other counterpart. In the event of litigation or other proceeding in connection with or arising out of this Agreement, the prevailing party is entitled to recover from the non-prevailing party its reasonable attorneys’ fees and costs. The term “Business Day” means Monday through Friday excluding holidays recognized by the state government of the State in which the Property is located. If any time period under this Agreement ends on a day other than a Business Day, then the time period is extended until the next Business Day. Buyer may assign this Agreement without Seller’s consent to any entity directly or indirectly controlled by, in control of, or under common control with Buyer. All other assignments require Seller’s prior written consent, which consent will not be unreasonably withheld, conditioned, or delayed.

16. Interpretation. This Agreement is governed by and construed in accordance with the laws of the State of Florida. Captions herein are for convenience of reference only and in no way define, limit or expand the scope or intent of this Agreement. Whenever the context hereof requires, the singular includes the plural, the male gender includes the female, and vice versa. In the event that one or more of the provisions hereof is held illegal, invalid or unenforceable, such provision is deemed severable and the remaining provisions hereof continue in full force and effect.

17. Radon. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health department.

18. As Is, Where Is. Except as expressly stated in this Agreement, Seller is not making and has not at any time made any warranties or representations of any kind or character, express or implied, with respect to the Property, including but not limited to, any warranties or representations as to habitability, merchantability, fitness for a particular purpose, title (other than Seller’s warranties of title to be set forth in the Deed) zoning, tax consequences, physical or environmental condition, operating history or projections, valuations, governmental approvals, governmental regulations, the truth, accuracy or completeness of the items or any other information provided by or on behalf of Seller to Buyer or any other matter or thing regarding the Property. Except as expressly provided herein, upon closing Seller shall and convey to Buyer and Buyer shall accept the Property “as is, where is with all faults”. Buyer has not relied upon and will not rely upon, either directly or indirectly, any representation or warranty of Seller with respect to the Property, except as to the representation and warranties expressly stated herein. Buyer will conduct such investigations of the Property, including but not limited to the physical and environmental conditions thereof, as Buyer deems necessary to satisfy itself as to the condition of the Property and will rely solely upon same and not on any information provided by or on behalf of Seller. Except as to those representations and warranties expressly stated herein or with respect to title to the Property, upon closing, Buyer shall assume the risk that adverse matters, including but not limited to, construction defects and adverse physical and environmental conditions, may not have been revealed by Buyer’s investigations.

19. Time for Acceptance. If this Agreement is not fully executed and delivered by Seller and Buyer on or before April 6, 2012 at 5:00 p.m., then this Agreement shall be null and void.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Effective Date.

SELLER:

/s/ Richard S. Cohen
Richard S. Cohen, as Trustee under the provisions of the Trust Agreement dated October 30, 1997 for the Richard S. Cohen Revocable Trust

/s/ Jenny W. Williams
Jenny W. Williams as Trustee under the provisions of the Trust Agreement dated October 30, 1997 for the Jenny W. Williams Revocable Trust

BUYER:

CytoDyn Inc., a Colorado corporation

By:	/s/ Kenneth J. Van Ness
Name:	Kenneth J. Van Ness
Title:	President and Chief Executive Officer
Date:	4/6/2012

EXHIBIT “A”

Description of Property

Lot 6 of CYPRESS HEAD, as per map or plat thereof as recorded in Plat Book 95, Page 53 of the Public Records of Hillsborough County, Florida; and

Lot 20 of LAKE CHAPMAN SUBDIVISION, as per map or plat thereof as recorded in Plat Book 30, Page 38 of the Public Records of Hillsborough County, Florida.